UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 15, 2019

DFB Healthcare Acquisitions Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-38399 (Commission File Number)	82-3677704 (I.R.S. Employer Identification Number)

780 Third Avenue New York, NY (Address of principal executive offices)	10017 (Zip code)

(212) 551-1600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one-third of one Warrant	DFBHU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share	DFBH	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	DFBHW	The Nasdaq Stock Market LLC

Item 1.01. Entry into a Material Definitive Agreement

Merger Agreement Amendment

On October 15, 2019, DFB Healthcare Acquisitions Corp., a Delaware corporation (“DFB”), entered into Amendment No. 1 (the “Amendment”) to the Agreement and Plan of Merger, dated July 8, 2019 (the “Agreement”), by and among DFB, AdaptHealth Holdings LLC, a Delaware limited liability company (“Adapt”), BM AH Holdings, LLC, a Delaware limited liability company (the “BM Blocker”), Access Point Medical, Inc., a Delaware corporation (the “A Blocker” and, together with the BM Blocker, the “Blockers”), DFB Merger Sub LLC, a Delaware limited liability company (“Merger Sub”), AH Representative LLC, a Delaware limited liability company (the “Company Unitholders’ Representative”), and, solely for the limited purposes set forth therein, BlueMountain Foinaven Master Fund L.P., a Cayman Islands exempted limited partnership, BMSB L.P., a Delaware limited partnership, BlueMountain Fursan Fund L.P., a Cayman Islands exempted limited partnership (collectively, the “BM Blocker Sellers”) and Clifton Bay Offshore Investments, L.P., a British Virgin Islands limited partnership (the “A Blocker Seller” and together with the BM Blocker Sellers, the “Blocker Sellers”), pursuant to which DFB agreed to combine with Adapt in a transaction (the “Transaction”) that will result in Adapt becoming a partially owned subsidiary of DFB.

The Amendment amends the Agreement to, among other things, (i) remove the minimum cash closing condition contained in the Agreement, (ii) add a new condition to the closing of the Transaction (the “Closing”) with respect to the absence, since the date of the Amendment, of the commencement of an investigation, review or other action concerning a material violation of healthcare law against Adapt by certain regulatory authorities, (iii) add a provision obligating the A Blocker Seller to indemnify DFB against liabilities of the A Blocker, including tax liabilities, arising prior to the Closing and (iv) amend and restate the forms of the amended and restated certificate of incorporation of DFB to be adopted at the Closing and of the tax receivables agreement to be entered into at the Closing.

The Amendment is attached hereto as Exhibit 2.2 and incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment filed with this Current Report on Form 8-K. For a detailed discussion of the Agreement, see the Company’s Current Report on Form 8-K, filed with the SEC on July 12, 2019 (the “July 8-K”). For the full text of the Agreement, see Exhibit 2.1 to the July 8-K, which is incorporated by reference as Exhibit 2.1 hereto.

Amended and Restated Subscription Agreement

In connection with the Amendment, on October 15, 2019, DFB, Deerfield Private Design Fund IV, L.P. (“Deerfield”) and RAB Ventures (DFB) LLC (“RAB Ventures”) entered into an amended and restated subscription agreement (the “A&R Subscription Agreement”), which amends and restates in its entirety the subscription agreement, dated July 8, 2019, between DFB and Deerfield (the “Original Subscription Agreement”), pursuant to which Deerfield had agreed to purchase, and DFB had agreed to sell to Deerfield, between 5,000,000 and 10,000,000 shares of common stock of DFB (the “PIPE Shares”), depending on the amount of cash available to DFB immediately prior to the Closing (the “Available Cash”), for a purchase price of $10.00 per share, in a private placement. Pursuant to the A&R Subscription Agreement, the number of PIPE Shares to be purchased will be between 5,000,000 and 12,500,000, depending on the amount of Available Cash. If the Available Cash is $75 million or less, then the total number of PIPE Shares to be purchased will equal 12,500,000. If the Available Cash is more than $75 million but less than $100 million, then the total number of PIPE Shares to be purchased will be such number between 10,000,000 and 12,500,000 as is selected by Deerfield in its sole discretion. If the Available Cash is between $100 million and $200 million, then the total number of PIPE Shares to be purchased will equal 10,000,000. If the Available Cash is more than $200 million, then the total number of PIPE Shares to be purchased will be such number of shares of Common Stock (rounded up to the nearest whole number) equal to (A) $300 million minus the amount of Available Cash, divided by (B) ten; provided that in no event will the number of shares purchased be less than 5,000,000. If the total number of PIPE Shares to be purchased is 10,000,000 or less, then Deerfield will purchase all of the PIPE Shares, and if the total number of PIPE Shares to be purchased is more than 10,000,000, then Deerfield will purchase 10,000,000 of the PIPE Shares plus 96% of the PIPE Shares in excess of 10,000,000, and RAB Ventures will purchase the remaining PIPE Shares. RAB Ventures is an entity that is controlled by Richard Barasch, DFB’s President, Chief Executive Officer and Chairman and is one of the members of Deerfield/RAB Ventures, LLC, DFB’s sponsor (the “Sponsor”).

Pursuant to the A&R Subscription Agreement, the PIPE Shares will be subject to a “lock-up” provision, pursuant to which they may not be sold or otherwise transferred for a period of time following the Closing. The term of such lock-up period will be nine months for 7,500,000 PIPE Shares purchased by Deerfield, and three months for any other PIPE Shares purchased in excess of that amount by either Deerfield or RAB Ventures. Deerfield (and RAB Ventures, if it purchases any PIPE Shares) will have registration rights with respect to the PIPE Shares pursuant to the terms of the Registration Rights Agreement.

Except as described above, the terms of the A&R Subscription Agreement are substantially the same as the terms of the Original Subscription Agreement, which are summarized in the July 8-K. No fees or other compensation was paid or will be payable to Deerfield, RAB Ventures or any third parties in consideration of Deerfield or RAB Ventures entering into the A&R Subscription Agreement.

The preceding summary of certain terms and conditions of the A&R Subscription Agreement is qualified in its entirety by reference to the full text of the A&R Subscription Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amended and Restated Assignment Letter Agreement

In connection with the Amendment, on October 15, 2019, DFB, Adapt and the Sponsor entered into an amended and restated letter agreement (the “A&R Assignment Letter Agreement”), which amends and restates in its entirety the letter agreement, dated July 8, 2019, among DFB, Adapt and the Sponsor (the “Original Assignment Agreement”), pursuant to which the Sponsor had agreed that it would, immediately prior to the Closing, transfer and assign to Adapt (or such other equityholders or employees of Adapt as Adapt may designate prior to the Closing), 2,500,000 shares of common stock of DFB and 1,733,333 warrants to purchase shares of common stock of DFB (with each warrant exercisable for one-third of a share of DFB common stock). Pursuant to the A&R Assignment Letter Agreement, the Sponsor will, immediately prior to the Closing, transfer and assign to Adapt (or such equityholders or employees of Adapt as Adapt may designate prior to the Closing), for no consideration, between 2,437,500 and 2,500,000 of the shares of DFB common stock and between 1,690,000 and 1,733,333 of the warrants to purchase shares of DFB common stock held by the Sponsor. The number of shares and warrants to be transferred will be determined based on the number of PIPE Shares purchased pursuant to the A&R Subscription Agreement. If the number of PIPE Shares purchased is 10,000,000 or less, then 2,500,000 shares and 1,733,333 warrants will be transferred. If the number of PIPE Shares purchased is 12,500,000, then 2,437,500 shares and 1,690,000 warrants will be transferred. If the number of PIPE Shares is more than 10,000,000 but less than 12,500,000, then the number of shares and warrants will be calculated on a pro rata basis, based on the number of PIPE Shares purchased in excess of 10,000,000. A portion of the shares to be transferred pursuant to the A&R Assignment Letter Agreement may be transferred by DFB’s executive officers and/or directors instead of the Sponsor.

The preceding summary of certain terms and conditions of the A&R Assignment Letter Agreement is qualified in its entirety by reference to the full text of the A&R Assignment Agreement, a copy of which is included as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Additional Information

In connection with the proposed Transaction, DFB filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) relating to the Transaction on August 19, 2019. DFB subsequently filed Amendment No. 1 and Amendment No. 2 to the preliminary proxy statement with the SEC on September 24, 2019 and Amendment No. 3 to the preliminary proxy statement with the SEC on October 15, 2019. Stockholders of DFB and other interested persons are advised to read the preliminary proxy statement, and amendments thereto, and, when available, the definitive proxy statement in connection with DFB’s solicitation of proxies for the special meeting to be held to approve the Transaction because these proxy statements will contain important information about DFB, Adapt, and the Transaction. The definitive proxy statement will be mailed to stockholders of DFB as of the record date for voting on the proposed Transaction. Stockholders will also be able to obtain a copy of the proxy statement, without charge, by directing a request to: DFB Healthcare Acquisitions Corp., 780 Third Avenue, New York, NY 10017. Each of the preliminary and definitive proxy statement, once available, can also be obtained, without charge, at the SEC’s website (www.sec.gov).

Participants in the Solicitation

DFB, Adapt and their respective directors and executive officers may be considered participants in the solicitation of proxies with respect to the proposed Transaction described in this current report on Form 8-K under the rules of the SEC. Information about the directors and executive officers of DFB is set forth in DFB’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on March 29, 2019, and is also contained in the preliminary proxy statement for the Transaction. Information regarding the interests of the directors and executive officers of DFB is also contained in such preliminary proxy statement, and will be contained in the definitive proxy statement for the Transaction, when available. Information regarding Adapt’s directors and executive officers is contained in the preliminary proxy statement for the Transaction, and will be contained in the definitive proxy statement, when available. These documents can be obtained free of charge from the sources indicated above.

Non-Solicitation

This current report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of DFB or Adapt, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a definitive document.

Forward-looking Statements

This current report on Form 8-K includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations, and the closing of the proposed Transaction. These statements are based on various assumptions and on the current expectations of DFB and Adapt management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of DFB and Adapt. These forward-looking statements are subject to a number of risks and uncertainties, including the outcome of judicial and administrative proceedings to which Adapt may become a party or governmental investigations to which Adapt may become subject that could interrupt or limit Adapt’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in Adapt’s clients’ preferences, prospects and the competitive conditions prevailing in the healthcare sector; the inability of the parties to successfully or timely consummate the proposed Transaction, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed Transaction or that the approval of the stockholders of DFB and/or the stockholders of Adapt for the proposed Transaction is not obtained; failure to realize the anticipated benefits of the proposed Transaction, including as a result of a delay in consummating the proposed Transaction or a delay or difficulty in integrating the businesses of DFB and Adapt; the amount of redemption requests made by DFB’s stockholders; those factors discussed in the preliminary proxy statement filed by DFB with respect to the proposed Transaction under the heading “Risk Factors,” and other documents of DFB filed, or to be filed, with the SEC. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither DFB nor Adapt presently know or that DFB and Adapt currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect DFB’s and Adapt’s expectations, plans or forecasts of future events and views as of the date of this current report on Form 8-K. DFB and Adapt anticipate that subsequent events and developments will cause DFB’s and Adapt’s assessments to change. However, while DFB and Adapt may elect to update these forward-looking statements at some point in the future, DFB and Adapt specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing DFB’s and Adapt’s assessments as of any date subsequent to the date of this current report on Form 8-K. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Exhibit
2.1

Agreement and Plan of Merger, dated as of July 8, 2019, by and among DFB, Adopt, BM Blocker, A Blocker, Merger Sub, Company Unitholders’ Representative and, solely for purposes of Section 7.20, BM Blocker Sellers, and solely for purposes of Section 7.21, the A Blocker Seller (incorporated by reference to Exhibit 2.1 to DFB’s Current Report on Form 8-K filed July 12, 2019).

2.2

Amendment No. 1 to the Agreement and Plan of Merger, dated as of October 15, 2019, by and among DFB, Adopt, BM Blocker, A Blocker, Merger Sub, Company Unitholders’ Representative, BM Blocker Sellers, and the A Blocker Seller.

10.1	Amended and Restated Subscription Agreement, dated as of October 15, 2019, by and among DFB, Deerfield and RAB Ventures.

10.2	Amended and Restated Assignment Letter Agreement, dated as of October 15, 2019, by and among DFB, Adapt and the Sponsor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  October 17, 2019

DFB Healthcare Acquisitions Corp.

By:	/s/ Christopher Wolfe
Name: Christopher Wolfe
Title: Chief Financial Officer